Exhibit 99.1

Contacts:	For news media – George Biechler, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL reports increase in first-quarter earnings versus year ago

•	Energy supply business margins and earnings improve
•	Company reaffirms 2010 earnings forecast

ALLENTOWN, Pa. (May 6, 2010) ― PPL Corporation (NYSE: PPL) on Thursday (5/6) reported an increase in first-quarter earnings for 2010, compared with the same quarter of 2009.

PPL’s reported earnings in the most recent quarter were $0.66 per share, up from $0.64 per share a year ago. Adjusting for special items, PPL’s earnings from ongoing operations for the quarter were $0.94 per share, compared with $0.60 per share a year ago.

Driving PPL’s significantly higher quarterly earnings from ongoing operations were higher wholesale electricity margins in the company’s energy supply business. Partially offsetting the higher margins were lower earnings in PPL’s regulated electric delivery businesses in Pennsylvania and the United Kingdom.

PPL reaffirmed its 2010 forecast of $3.10 to $3.50 per share in earnings from ongoing operations. PPL’s 2010 forecast of reported earnings is $2.82 to $3.22 per share, reflecting special items recorded through March 31, 2010. The company’s forecast does not reflect any impact of the recently announced agreement to acquire E.ON U.S., LLC, including the required financing related to that acquisition.

“As expected, earnings from our energy supply business increased significantly in the first quarter, following the expiration of a decade-long contract with our Pennsylvania electric delivery company,” said James H. Miller, PPL’s chairman, president and chief executive officer.

“Although declining energy prices, lower electricity demand and lingering economic uncertainty present continuing challenges for our sector, we are reiterating our 2010 forecast of earnings from ongoing operations,” Miller said. “Our supply business will benefit from wholesale energy prices that were contractually hedged in prior years at prices higher than current forward prices.”

First-Quarter 2010 Earnings Details

Special item charges in the quarter, totaling $0.28 per share, were: $0.16 per share for energy-related economic activity; $0.09 per share related to hydroelectric litigation in Montana; $0.02 per share for a tax change related to retiree prescription drug coverage, in connection with the recent federal health care legislation; and $0.01 per share related to the impairment of emission allowances. For the first quarter of 2009, PPL recorded a net special item credit of $0.04 per share.

Reported earnings are calculated in accordance with generally accepted accounting principles (GAAP). Earnings from ongoing operations is a non-GAAP financial measure that is adjusted for special items. Special items include the impact of energy-related economic activity (principally changes in fair value of economic hedges and the ineffective portion of qualifying cash flow hedges), as well as other impacts fully detailed at the end of this news release.

(Dollars in millions, except for per share amounts)

	1st Quarter	1st Quarter
	2010	2009	% Change
Reported Earnings	$250	$241	+4%
Reported Earnings Per Share	$0.66	$0.64	+3%
Earnings from Ongoing Operations	$357	$226	+58%
Per Share Earnings from Ongoing Operations	$0.94	$0.60	+57%

(See the tables at the end of this news release for details as to all special items and the reconciliation of earnings from ongoing operations to reported earnings.)

First-Quarter 2010 Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the first quarter of 2010, compared with the same period of 2009.

	1st Quarter
	2010	2009
(per share)
Earnings from Ongoing Operations

Supply	$0.64	$0.22
Pennsylvania Delivery	0.10	0.14
International Delivery	0.20	0.24
Total	$0.94	$0.60

Special Items

Supply	$(0.28)	$0.06
Pennsylvania Delivery	-	(0.01)
International Delivery	-	(0.01)
Total	$(0.28)	$0.04

Reported Earnings

Supply	$0.36	$0.28
Pennsylvania Delivery	0.10	0.13
International Delivery	0.20	0.23
Total	$0.66	$0.64

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Supply Segment
PPL’s supply business segment primarily consists of the domestic energy generation and marketing and trading operations of PPL Energy Supply.

Earnings from ongoing operations for PPL’s supply business segment in the first quarter of 2010 increased by $0.42 per share compared with 2009. This increase was primarily due to significantly higher eastern baseload generation pricing compared to the prices realized under the full-requirements supply contract with PPL’s electricity delivery company that expired at the end of 2009.

Partially offsetting these positive earnings were lower realized net margins from load-following agreements due to continued lower customer demand, higher operation and maintenance expenses at PPL’s Susquehanna nuclear plant as a result of the timing of this year’s refueling outage, and the absence of a gain recorded in 2009 when PPL Energy Supply repurchased a portion of its outstanding debt.

Pennsylvania Delivery Segment
PPL’s Pennsylvania delivery business segment includes the regulated electric delivery operations of PPL Electric Utilities.

Earnings from ongoing operations for PPL’s Pennsylvania delivery business segment in the first quarter of 2010 declined by $0.04 per share compared with 2009. This decrease was due to higher operation and maintenance expenses, and lower distribution margins as a result of continued slow economic growth, milder weather and customers’ reduced consumption of electricity in apparent response to the increased cost of energy supply.

International Delivery Segment
PPL’s international delivery business segment primarily includes the regulated electric delivery operations of Western Power Distribution in the U.K.

Earnings from ongoing operations for PPL’s international delivery business segment in the first quarter of 2010 declined by $0.04 per share compared with a year ago. This decline was primarily due to higher financing costs, higher U.K. income taxes, and higher pension costs, which were partially offset by higher electric delivery revenues and a more favorable currency exchange rate.

2010 Earnings from Ongoing Operations Forecast by Business Segment

Earnings	2010 (Forecast)	2009 (Actual)
(per share)	midpoint

Supply	$2.44	$0.88
Pennsylvania Delivery	0.29	0.35
International Delivery	0.57	0.72
Total	$3.30	$1.95

PPL is reaffirming its 2010 forecast of $3.10 to $3.50 per share in earnings from ongoing operations. The company’s forecast does not reflect any impact of the recently announced agreement to acquire E.ON U.S., LLC, including the required financing related to that acquisition.  This forecast does reflect the following key expectations by business segment.

Supply Segment
PPL projects higher earnings from its supply business segment in 2010 compared with 2009, due to strong growth in energy margins. The forecast for strong growth in energy margins is based on hedged power and fuel prices as well as established capacity prices in the PJM Interconnection. These positive factors are expected to be partially offset by higher depreciation, higher financing costs, and higher operation and maintenance expenses.

Pennsylvania Delivery Segment
PPL projects lower earnings from its Pennsylvania delivery business segment in 2010 compared with 2009, primarily driven by higher operation and maintenance expenses, partially offset by lower financing costs.

International Delivery Segment
PPL projects lower earnings from its international delivery business segment in 2010 compared with 2009 as a result of higher income taxes, higher operation and maintenance expenses, and higher financing costs. These negative factors are expected to be partially offset by higher electric delivery revenues and a more favorable currency exchange rate.

PPL Corporation, headquartered in Allentown, Pa., owns or controls nearly 12,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.
###
(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about first-quarter 2010 financial results at 9 a.m. EDT Thursday, May 6. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s Web site: www.pplweb.com. The webcast will be available for replay on the PPL Web site for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID# 71016750).

“Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides them with management’s view of PPL’s fundamental earnings performance as another criterion in making their investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:

•	Energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Energy-related economic activity includes the changes in fair value of positions used to economically hedge a portion of the economic value of PPL’s generation assets, load-following and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power). Also included in this special item is the ineffective portion of qualifying cash flow hedges and the premium amortization associated with options classified as economic activity. These items are included in ongoing earnings over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, energy prices, margins and sales, growth, revenues, expenses, marketing performance, hedging, financing, regulation, exchange rates, acquisitions, corporate strategy, and generating capacity and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.
#     #     #
Note to Editors: Visit PPL’s media Web site at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheet (Unaudited)
(Millions of Dollars)

	March 31,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$1,724	$801
Price risk management assets - current	3,348	2,157
Assets held for sale		127
Other current assets	2,149	1,667
Investments	638	613
Property, plant and equipment
Electric plant	21,089	21,151
Gas and oil plant	68	68
Other property	157	166
Property, plant and equipment, gross	21,314	21,385
Less: accumulated depreciation	8,256	8,211
Property, plant and equipment, net	13,058	13,174
Regulatory assets	529	531
Goodwill and other intangibles	1,362	1,421
Price risk management assets - noncurrent	1,713	1,274
Other noncurrent assets	414	400
Total assets	$24,935	$22,165

Liabilities and Equity
Short-term debt (including current portion of long-term debt)	$589	$639
Price risk management liabilities - current	2,391	1,502
Other current liabilities	2,812	2,041
Long-term debt (less current portion)	7,652	7,143
Deferred income taxes and investment tax credits	2,313	2,153
Price risk management liabilities - noncurrent	853	582
Accrued pension obligations	1,104	1,283
Other noncurrent liabilities	1,010	1,007
Common stock and capital in excess of par value	2,314	2,284
Earnings reinvested	3,866	3,749
Accumulated other comprehensive loss	(288)	(537)
Noncontrolling interests	319	319
Total liabilities and equity	$24,935	$22,165

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Income Statement (Unaudited)
(Millions of Dollars, Except per Share Data)

	3 Months Ended March 31,		12 Months Ended March 31,
	2010	2009 (a)	2010	2009 (a)

Operating Revenues
Utility	$1,014	$1,065	$3,851	$4,059
Unregulated retail electric and gas (b)	104	42	214	159
Wholesale energy marketing
Realized	1,386	798	3,879	2,658
Unrealized economic activity (b)	424	352	(157)	1,588
Net energy trading margins	11	(12)	40	(131)
Energy-related businesses	94	99	418	502
Total Operating Revenues	3,033	2,344	8,245	8,835
Operating Expenses
Operation
Fuel (b)	233	258	906	1,102
Energy purchases
Realized	1,012	677	2,971	1,994
Unrealized economic activity (b)	563	269	449	1,081
Other operation and maintenance	445	372	1,497	1,419
Amortization of recoverable transition costs		84	220	301
Depreciation	128	109	488	456
Taxes, other than income	72	72	280	285
Energy-related businesses	88	91	393	465
Total Operating Expenses	2,541	1,932	7,204	7,103
Operating Income	492	412	1,041	1,732
Other Income - net	8	35	22	79
Other-Than-Temporary Impairments		17	1	50
Interest Expense	114	89	421	436
Income from Continuing Operations Before Income Taxes	386	341	641	1,325
Income Taxes	131	98	163	402
Income from Continuing Operations After Income Taxes	255	243	478	923
Income (Loss) from Discontinued Operations (net of income taxes)		3	(43)	8
Net Income	255	246	435	931
Net Income Attributable to Noncontrolling Interests	5	5	19	20
Net Income Attributable to PPL Corporation	$250	$241	$416	$911

Amounts Attributable to PPL Corporation:
Income from Continuing Operations After Income Taxes	$250	$238	$459	$903
Income (Loss) from Discontinued Operations (net of income taxes)		3	(43)	8
Net Income	$250	$241	$416	$911

Earnings Per Share of Common Stock - Basic (c)
Earnings from Ongoing Operations	$0.94	$0.60	$2.30	$2.02
Special Items	(0.28)	0.04	(1.20)	0.40
Net Income Available to PPL Corporation Common Shareowners	$0.66	$0.64	$1.10	$2.42

Earnings Per Share of Common Stock - Diluted (c)
Earnings from Ongoing Operations	$0.94	$0.60	$2.30	$2.01
Special Items	(0.28)	0.04	(1.20)	0.41
Net Income Available to PPL Corporation Common Shareowners	$0.66	$0.64	$1.10	$2.42

Weighted-Average Shares of Common Stock Outstanding (thousands)
Basic	377,717	375,112	376,761	374,212
Diluted	377,986	375,409	376,962	375,002

(a)	Certain amounts from 2009 have been reclassified to conform to the current year presentation.

(b)	Includes energy-related contracts to hedge future cash flows that are not eligible for hedge accounting, or where hedge accounting is not elected.

(c)	Earnings in 2010 and 2009 were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations excludes the impact of these special items.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Three Months Ended
	March 31,
	2010	2009

Cash Flows from Operating Activities
Net Income	$255	$246
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	128	110
Amortization of recoverable transition costs and other	51	93
Defined benefits	(115)	(6)
Impairment of assets	3	51
Deferred income taxes and investment tax credits	(5)	(12)
Unrealized (gains) losses on derivatives, and other hedging activities	107	(103)
Gains related to the extinguishment of notes		(29)
Provision for Montana hydroelectric litigation	56
Changes in current assets and current liabilities:
Counterparty collateral deposits	351	137
Other changes in current assets and current liabilities	(52)	(211)
Other operating activities	19	34
Net cash provided by operating activities	798	310

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(283)	(270)
Proceeds from the sale of the Long Island generation business	124
Expenditures for intangible assets	(22)	(30)
Net (increase) decrease in restricted cash and cash equivalents	(130)	156
Other investing activities	1	(6)
Net cash used in investing activities	(310)	(150)

Cash Flows from Financing Activities
Issuance of long-term debt	597
Retirement of long-term debt		(421)
Payment of common stock dividends	(131)	(126)
Net decrease in short-term debt	(36)	(90)
Other financing activities		8
Net cash provided by (used in) financing activities	430	(629)

Effect of Exchange Rates on Cash and Cash Equivalents	5

Net Increase (Decrease) in Cash and Cash Equivalents	923	(469)
Cash and cash equivalents at beginning of period	801	1,100

Cash and cash equivalents at end of period	$1,724	$631

Key Indicators (Unaudited)

	12 Months Ended
	March 31,
Financial	2010	2009

Dividends declared per share	$1.385	$1.35
Book value per share (a)	$15.58	$13.94
Market price per share (a)	$27.71	$28.71
Dividend yield (a)	5.0%	4.7%
Dividend payout ratio (b)	126%	56%
Dividend payout ratio - earnings from ongoing operations (b)(c)	60%	67%
Price/earnings ratio (a)(b)	25.2	11.9
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)	12.0	14.3
Return on average common equity	7.45%	16.79%
Return on average common equity - earnings from ongoing operations (c)	15.29%	14.54%

(a)	End of period.
(b)	Based on diluted earnings per share.
(c)	Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended March 31,			12 Months Ended March 31,
			Percent			Percent
(millions of kwh)	2010	2009	Change	2010	2009	Change

Domestic Retail
Delivered (a)	10,285	10,677	(3.7%)	36,325	38,153	(4.8%)
Supplied (b)	2,466	11,250	(78.1%)	30,128	40,486	(25.6%)

International Delivered
United Kingdom	7,609	7,604	0.1%	26,363	27,574	(4.4%)

Domestic Wholesale
East	17,193	6,763	154.2%	37,952	29,450	28.9%
West	2,761	2,934	(5.9%)	11,293	13,371	(15.5%)

(a)	Represents the kwh delivered to retail customers within PPL Electric Utilities Corporation's service territory.
(b)	Represents the kwh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to retail customers in Pennsylvania and Montana.

Reconciliation of Business Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(Unaudited)

1st Quarter 2010	(millions of dollars)				(per share)
		PA	Int'l			PA	Int'l
	Supply	Delivery	Delivery	Total	Supply	Delivery	Delivery	Total

Earnings from Ongoing Operations	$244	$37	$76	$357	$0.64	$0.10	$0.20	$0.94
Special Items
Energy-related economic activity	(65)			(65)	(0.16)			(0.16)
Impairments [a]	(2)			(2)	(0.01)			(0.01)
Other:
Montana hydroelectric litigation	(32)			(32)	(0.09)			(0.09)
Health Care Reform - tax impact	(8)			(8)	(0.02)			(0.02)
Total Special Items	(107)			(107)	(0.28)			(0.28)
Reported Earnings	$137	$37	$76	$250	$0.36	$0.10	$0.20	$0.66

12 Months Ended March 31, 2010	(millions of dollars)				(per share)
		PA	Int'l			PA	Int'l
	Supply	Delivery	Delivery	Total	Supply	Delivery	Delivery	Total

Earnings from Ongoing Operations	$496	$115	$258	$869	$1.31	$0.31	$0.68	$2.30
Special Items
Energy-related economic activity	(340)			(340)	(0.90)			(0.90)
Foreign currency-related economic hedges - unrealized impacts			1	1
Sales of assets (Q2, '09; Q3, '09; Q4, '09)	(15)		(27)	(42)	(0.04)		(0.07)	(0.11)
Impairments (Q2, '09; Q3, '09; Q4, '09; Q1, '10) [a]	(5)			(5)	(0.01)			(0.01)
Other:
Montana hydroelectric litigation (Q4, '09; Q1, '10)	(35)			(35)	(0.09)			(0.09)
Health Care Reform - tax impact (Q1, '10)	(8)			(8)	(0.02)			(0.02)
Change in tax accounting method related to repairs (Q3, '09; Q4, '09)	(21)	(3)		(24)	(0.06)	(0.01)		(0.07)
Total Special Items	(424)	(3)	(26)	(453)	(1.12)	(0.01)	(0.07)	(1.20)
Reported Earnings	$72	$112	$232	$416	$0.19	$0.30	$0.61	$1.10

1st Quarter 2009	(millions of dollars)				(per share)
		PA	Int'l			PA	Int'l
	Supply	Delivery	Delivery	Total	Supply	Delivery	Delivery	Total

Earnings from Ongoing Operations	$81	$55	$90	$226	$0.22	$0.14	$0.24	$0.60
Special Items
Energy-related economic activity	50			50	0.13			0.13
Impairments (a)	(20)	(1)	(1)	(22)	(0.06)			(0.06)
Workforce reduction	(6)	(5)	(2)	(13)	(0.01)	(0.01)	(0.01)	(0.03)
Total Special Items	24	(6)	(3)	15	0.06	(0.01)	(0.01)	0.04
Reported Earnings	$105	$49	$87	$241	$0.28	$0.13	$0.23	$0.64

12 Months Ended March 31, 2009	(millions of dollars)				(per share)
		PA	Int'l			PA	Int'l
	Supply	Delivery	Delivery	Total	Supply	Delivery	Delivery	Total

Earnings from Ongoing Operations	$314	$162	$283	$759	$0.83	$0.43	$0.75	$2.01
Special Items
Energy-related economic activity	251			251	0.67			0.67
Sale of assets (Q2, '08; Q3, '08; Q4, '08; Q1, '09)		(6)		(6)		(0.02)		(0.02)
Impairments (Q2, '08; Q3, '08; Q4, '08; Q1, '09) [a]	(78)	(1)	(2)	(81)	(0.21)			(0.21)
Other:
Workforce reduction (Q1, '09)	(6)	(5)	(2)	(13)	(0.01)	(0.01)	(0.01)	(0.03)
Off-site remediation of ash basin leak (Q2, '08)	1			1
Total Special Items	168	(12)	(4)	152	0.45	(0.03)	(0.01)	0.41
Reported Earnings	$482	$150	$279	$911	$1.28	$0.40	$0.74	$2.42

	2010		2009
	1st Quarter	12 Months Ended	1st Quarter	12 Months Ended
(a) Impairments consist of:
Emission allowances	$(2)	$(6)	$(15)	$(40)
Nuclear decommissioning trust funds		4	(3)	(20)
Holtwood hydroelectric plant				(13)
Other		(3)	(4)	(8)
	$(2)	$(5)	$(22)	$(81)